UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Seer, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On July 22, 2026, the following email was distributed to employees of Seer, Inc.

Dear Team,

Our Annual Meeting is rapidly approaching and will take place next Tuesday, July 28. Every vote matters, no matter how many shares you own and we urge you to vote “FOR” Seer’s highly qualified director nominees on the BLUE proxy card today.

At Seer, we’re building something special together. Every scientific breakthrough, every customer partnership, every product launch and every milestone we’ve reached is the result of this team’s talent, dedication and belief in our mission. Many of us are also stockholders, so we’re not just employees – we are owners who share in Seer’s future. We are making important progress and we’re confident we have the right Board and strategy to keep moving Seer forward.

As you’re aware, two Seer stockholders, Bradley Radoff and Michael Torok, are pursuing what we believe to be a self-interested campaign to replace three of the highly qualified members of our Board of Directors with their own hand-picked nominees. These nominees bring no proteomics experience, no life sciences tools experience and no platform operating experience. Seer deserves better leaders.

This election is an important moment for Seer. We believe that Seer has real momentum, and we don’t think now is the time to change course. That is why we’re asking you to support the directors who have helped guide Seer to this point and who we believe are best positioned to help us continue building for the future. The choice is clear, and as stockholders, you have an opportunity to make your voice heard.

How to Vote

To vote, follow the instructions on the BLUE voting instruction form that you received from Seer by mail or e-mail from E*Trade. The easiest and fastest ways to vote are via the Internet or by telephone by following the instructions on your BLUE voting instruction form. If you have questions related to voting at the Annual Meeting, please contact our proxy solicitation firm, Innisfree M&A Incorporated, at (877) 456-3524.

Your vote matters. Please vote today.

Thank you for everything you do for Seer. We are deeply grateful for your continued dedication and belief in what we are building.

Sincerely,

Omid

Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements are based on Seer’s beliefs and assumptions and on information currently available to it on the date of this communication. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause Seer’s actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include but are not limited to statements regarding Seer’s momentum, prospects and opportunities. These and other risks are described more fully in Seer’s filings with the SEC and other documents that Seer subsequently files with the SEC from time to time. Except to the extent required by law, Seer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.